Exhibit 5.1

December 9, 2010

EQT Corporation

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

Re: Registration Statement on Form S-3 Filed by EQT Corporation

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by EQT Corporation, a Pennsylvania corporation (the “Corporation”), on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) for the registration of the following securities:

(a) shares of capital stock, no par value (the “Common Stock”) of the Corporation;

(b) shares of preferred stock, no par value per share, which may be convertible, exchangeable or exercisable for other securities (the “Preferred Stock”) of the Corporation which may be convertible into Common Stock or other Preferred Stock; and

(c) debt securities, which may be senior, subordinated or junior subordinated and may be convertible, exchangeable or exercisable for other securities (the “Debt Securities”), that may be issued by the Corporation pursuant to an indenture between the Corporation and The Bank of New York Mellon (the “Indenture”),

all of which (collectively, the “Securities”) may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We have acted as co-counsel for the Corporation in connection with the Registration Statement.  The Debt Securities may be issued pursuant to the Indenture, or one or more additional indentures between the Corporation and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The preferences, limitations and relative rights of shares of any series of the Preferred Stock will be set forth in a statement with respect to shares (a “Statement with Respect to Shares”) with respect thereto.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Restated Articles of Incorporation (the “Restated Articles”) and Restated By-Laws (the “By-Laws”) of the Corporation, resolutions of the Board of Directors of the Corporation as provided to us by the Corporation, and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Corporation. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Corporation and of its officers, directors and other representatives.  We have assumed that the Corporation will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the Commonwealth of Pennsylvania, and that the Corporation has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated by the Indenture, any supplemental indenture thereto and the Registration Statement.

We have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Corporation, (iv) any Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Debt Security or Preferred Stock being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (v) with respect to shares of the Common Stock or the Preferred Stock offered, there will be sufficient shares of the Common Stock or the Preferred Stock authorized under the Restated Articles and not otherwise reserved for issuance.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Corporation to any agreement with respect to any of the Securities. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Corporation, enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Corporation or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania.  We express no opinion herein with respect to compliance by the Corporation with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.             With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Corporation’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the terms of the issue and sale of the Common Stock have been duly established in conformity with the Restated Articles and By-Laws, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iii) the shares of the Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (iv) the Corporation has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, and (v) certificates for the Common Stock in the form required under the laws of the Commonwealth of Pennsylvania are duly executed and delivered, the Common Stock (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock registered on the Registration Statement) so issued and sold will be validly issued, fully paid and nonassessable.

2.             With respect to shares of any series of the Preferred Stock, when (i) Authorizing Resolutions have specifically authorized establishing and designating the series of the Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof, the filing of a Statement with Respect to Shares with respect to the series with the Department of State, Corporation Bureau of the Commonwealth of Pennsylvania, the issuance and terms of the shares of Preferred Stock of such series, and the terms of the offering thereof and related matters, (ii) the terms of the issue and sale of the Preferred Stock of such series have been duly established in conformity with the Restated Articles and By-Laws, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iii) the shares of the Preferred Stock of such series have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (iv) the Corporation has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, and (v) certificates for the Preferred Stock in the form required under the laws of the Commonwealth of Pennsylvania are duly executed and delivered, the shares of the Preferred Stock (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock registered on the Registration Statement) of such series so issued and sold will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

BUCHANAN, INGERSOLL & ROONEY PC

By:	/s/ Lewis U. Davis, Jr.
Lewis U. Davis, Jr.
Assistant Vice President-Opinions